SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2002

Greater Bay Bancorp
(Exact name of registrant as specified in its charter)

California	77-0387041
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 0-25034

2860 West Bayshore Road
Palo Alto, California 94303
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 813-8200

Item 5.    Other Events.

On July 2, 2002, the Registrant issued a press release announcing the timing of its second quarter 2002 earnings release and conference call. The press release also included earnings guidance for the quarter. The title and paragraphs 1 and 7 of the press release, which appear as part of Exhibit 99.1, are filed and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

Exhibits

99.1	Press Release dated July 2, 2002 re second quarter earnings release

Item 9.    Regulation FD Disclosure

Paragraphs 2, 3, 4 (including bullet points), 5, 6, 8 and 9 of the press release appearing in Exhibit 99.1 are not filed but are furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greater Bay Bancorp (Registrant)

Dated: July 2, 2002

By:	/s/ Steven C. Smith
Steven C. Smith Executive Vice President, Chief Administrative Officer and Chief Financial Officer

Exhibit Index

99.1	Press Release dated July 2, 2002 re second quarter earnings release